SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Election of David M. Johnson as Chief Financial Officer

On July 30, 2014, the Board of Directors (the “Board”) of FTI Consulting, Inc. (the “Company”) elected David M. Johnson, age 54, as Chief Financial Officer of the Company, effective upon commencement of his employment, which is expected on or about August 25, 2014 (the “CFO Effective Date”). Mr. Johnson will be responsible for worldwide oversight and management of the financial function of the Company and its affiliates, including the public reporting obligations of the Company under the rules and regulations of the Securities and Exchange Commission (the “SEC”).

In April 2013, Mr. Johnson joined Athene Holding Ltd, a life insurance holding company focused on issuing and reinsuring fixed and equity indexed annuities, a position he will hold until August 20, 2014. From November 2011 to March 2012, Mr. Johnson was self-employed as an independent contractor. From November 2008 to December 2010, Mr. Johnson was the Executive Vice President and Chief Financial Officer of the Federal National Mortgage Association (“Fannie Mae”), assuming that position shortly after Fannie Mae was placed under government conservatorship. From May 2001 to April 2008, Mr. Johnson held the position of Executive Vice President and Chief Financial Officer of the Hartford Financial Services Group, Inc. (“the Hartford”), a diversified insurance and financial services company. Mr. Johnson had previously worked as Senior Executive Vice President and Chief Financial Officer of the former Cendant Corporation, a diversified global services firm, from November 1998 to January 2001.

There were no understandings or arrangements between Mr. Johnson and any other person pursuant to which he was elected as an executive officer of the Company. There are no family relationships between Mr. Johnson and any other officer or director of the Company. Mr. Johnson, his family members and affiliates have had no direct or indirect pecuniary interests in any transactions to which the Company or any affiliate is or was a party. The Company and its affiliates have been, and expect to continue to be, engaged by former employers of Mr. Johnson, including Fannie Mae and the Hartford, to provide consulting and other services in the ordinary course of business on the same basis as provided to third parties.

(e)	Compensatory Arrangements with David M. Johnson

Mr. Johnson and the Company have entered into a written Offer of Employment dated as of July 10, 2014 (the “CFO Employment Letter”), pursuant to which Mr. Johnson will commence employment as Chief Financial Officer of the Company on the CFO Effective Date. Mr. Johnson will be an at-will employee of the Company. Pursuant to the CFO Employment Letter, Mr. Johnson will earn an annual base salary of $650,000 pro-rated for 2014. As a bonus award for the 2014 bonus year (the “2014 CFO Bonus Award”) and as a signing bonus (the “CFO Signing Bonus Award”), Mr. Johnson will receive employment inducement awards pursuant to Rule 303A.08 of the New

York Stock Exchange (the “NYSE”). The 2014 CFO Bonus Award will be valued as the pro rata portion of $1.3 million as of the date of grant determined by dividing (a) $1.3 million by (b) a fraction (i) the numerator of which will be the number of calendar days remaining in the period from and including the day Mr. Johnson first commences his employment with the Company to and including December 31, 2014 and (ii) the denominator of which will be 365 days. The 2014 CFO Bonus Award will be payable 50% in the form of shares of restricted common stock of the Company and 50% in the form of a stock option. The CFO Signing Bonus Award will be valued at $1.5 million as of the date of grant, 50% of which will be in the form of shares of restricted common stock of the Company and 50% will be in the form of a stock option. The exercise price of the stock options will be the closing price per share of Company common stock reported on the NYSE for the date of grant. The number of option shares subject to the 2014 CFO Bonus Award and the CFO Signing Bonus Award will, in each case, be determined based on the Black-Scholes value of stock options of the Company set forth in the latest periodic report filed by the Company with the SEC. The number of restricted shares subject to the 2014 CFO Bonus Award and the CFO Signing Bonus Award will be determined, in each case, by dividing the (i) relevant value, by (ii) the closing price per share of Company common stock as reported on the NYSE for the date of grant. The 2014 CFO Bonus Award and CFO Signing Bonus Award will vest 20% per year on the first through fifth anniversaries of the date of grant. Upon termination by the Company without “cause” (as defined in the CFO Employment Letter) or termination by Mr. Johnson with “good reason” (as defined in the CFO Employment Letter), 100% of the unvested portions of the restricted stock and stock options will immediately vest and the vested and unexercised portions of the stock options will remain exercisable for an additional 90 days following the termination date. Other accelerated vesting and forfeiture terms will be consistent with the forms of award agreements, which will be filed as exhibits to the Registration Statement on Form S-8 registering the common shares issuable under the employment inducement awards, which the Company intends to file with the SEC prior to the date of grant.

In addition, Mr. Johnson will have a target bonus opportunity equal to his annual base salary and a maximum bonus opportunity equal to 150% of his annual base salary for the 2015 bonus year. He will also be eligible to participate in the executive officer long-term incentive program as authorized by the Compensation Committee of the Board for the 2015 bonus year, with a target bonus opportunity of $650,000.

Upon termination by the Company without “cause” (as defined in the CFO Employment Letter), or termination by Mr. Johnson with “good reason” (as defined in the CFO Employment Letter), Mr. Johnson will be entitled to receive continued payment of his annual base salary for the 12-month salary continuation period, however, such amount will be increased to one times the sum of his (i) annual base salary plus (ii) target bonus for the year of termination, if such termination event occurs during the 18-month period after a “change in control” (as defined in the CFO Employment Letter) of the Company.

The CFO Employment Letter contains non-competition restrictions that will continue during Mr. Johnson’s employment and for 12 months from the last day of his employment for any reason. During this period, Mr. Johnson will also be prohibited from soliciting any entity or person that has been a client, customer, employee or contractor of the Company to terminate its or his relationship with the Company.

The foregoing summary of the CFO Employment Letter does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the CFO Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference herein.

(b)	Roger D. Carlile

Upon the CFO Effective Date, Roger D. Carlile will cease to be the Chief Financial Officer of the Company.

ITEM. 7.01.	Regulation FD Disclosure

On July 31, 2014, the Company issued the Press Release announcing the events described under Item 5.02 of this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Offer of Employment Letter dated July 10, 2014, by and between FTI Consulting, Inc. and David M. Johnson

99.1	Press Release dated July 31, 2014 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 31, 2014	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer of Employment Letter dated July 10, 2014, by and between FTI Consulting, Inc. and David M. Johnson

99.1	Press Release dated July 31, 2014 of FTI Consulting, Inc.

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